Exhibit 99.1

Fulcrum Therapeutics® Appoints Esther Rajavelu as Chief Financial Officer

CAMBRIDGE, Mass., January 4, 2022 – Fulcrum Therapeutics, Inc. (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases, today announced the appointment of Esther Rajavelu as Chief Financial Officer. Ms. Rajavelu brings nearly 20 years of experience in the life sciences sector spanning equities research, investment banking and strategic consulting. She will be responsible for overseeing Fulcrum’s financial operations, including financial planning, reporting, accounting, and investor relations.

“Fulcrum is poised for a period of tremendous growth, following positive clinical data for losmapimod demonstrating its potential to slow or stop the progression of FSHD as well as positive data for FTX-6058 highlighting its potential to provide a functional cure for sickle cell disease,” said Bryan Stuart, president and chief executive officer. “Esther brings deep strategic, financial and investment experience that is vital to this next phase of our growth and to our mission of developing therapies to treat the root cause of rare genetic diseases. We are thrilled to welcome her to our team.”

“I am incredibly excited to be joining Fulcrum at this pivotal time,” said Ms. Rajavelu. “The company has two potentially disease-modifying programs in development for patient populations in dire need of new therapies, as well as an increasingly powerful product engine in FulcrumSeek that promises to speed the pace of discovery. I look forward to working with the exceptional team at Fulcrum to continue to advance the company toward critical milestones, with the ultimate goal of providing value to patients and shareholders.”

Ms. Rajavelu was most recently a senior equities research analyst at UBS Securities, covering small and mid-cap biotechnology companies, following similar positions covering biotechnology and major pharmaceuticals companies at Deutsche Bank and Oppenheimer & Co. Prior to her career in sell-side equities research, she spent several years as an investment banker focused on the life sciences sector at firms, including Bank of America Merrill Lynch and EY Capital Advisors. Prior to that, she served as a pharmaceuticals strategy consultant.

Ms. Rajavelu holds a bachelor’s degree in Economics and International Relations from Wesleyan University and an MBA from the Wharton School of the University of Pennsylvania.

About Fulcrum Therapeutics

Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Fulcrum’s proprietary product engine, FulcrumSeek™, identifies drug targets which can modulate gene expression to treat the known root cause of gene mis-expression. The company has advanced losmapimod to Phase 2 clinical development for the treatment of facioscapulohumeral muscular dystrophy (FSHD). Fulcrum has also advanced FTX-6058, a small molecule designed to increase expression of fetal hemoglobin for the treatment of sickle cell disease and beta-thalassemia into Phase 1 clinical development.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the therapeutic potential of Fulcrum’s product candidates. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; initiate and enroll clinical trials on the timeline expected or at all; correctly estimate the potential patient population and/or market for the Company’s product candidates; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of losmapimod, FTX-6058 and its other product candidates; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Please visit www.fulcrumtx.com.

Contacts:

Investors:

Christi Waarich

Director, Investor Relations

and Corporate Communications

617-651-8664

cwaarich@fulcrumtx.com

Stephanie Ascher

Stern Investor Relations, Inc.

stephanie.ascher@sternir.com

212-362-1200

Media:

Kaitlin Gallagher

Berry & Company Public Relations

kgallagher@berrypr.com

212-253-8881